Exhibit 99.1

Rural Cellular Corporation
Reports Financial Results for 2002

For Immediate Release

February 24, 2003—Alexandria, MN—Rural Cellular Corporation (“RCC”) (OTCBB: RCCC) reports free cash flow increasing 134% to $71.4 million for the year ended December 31, 2002.

Fourth quarter ended December 31, 2002 highlights compared to fourth quarter ended December 31, 2001:

•      EBITDA increased 12% to $47.7 million.

•      EBITDA margin improved to 42% from 40%.

•      Free cash flow increased 33% to $8.8 million.

•      Total customer net adds increased 37% to approximately 20,000 (including wholesale).

•      Retention improved to 98.1% from 97.8%.

Richard P. Ekstrand, president and chief executive officer, commented: “We continue to manage the business through a challenging economy with effective operations that control costs while producing solid growth. With another strong quarter, RCC finished 2002 with solid year-over—year improvements in customers, revenue and EBITDA while achieving positive free cash flow in every quarter during the year.”

Free cash flow growth (EBITDA less net capital expenditures and cash interest expense)

As evidenced by RCC’s growing cash position, RCC continues to be an industry leader in its ability to generate and grow positive free cash flow.  During the fourth quarter of 2002, free cash flow increased 33% to $8.8 million from $6.6 million in 2001. For all of 2002, free cash flow increased 134% to $71.4 million from $30.4 million in 2001.

Customer and service revenue growth (including Wireless Alliance)

Service revenue increased 5.3% and 2.9% for the quarter and year ended December 31, 2002 to $79.6 million and $315.0 million, respectively. These increases reflect customer growth together with stable net ARPU.

RCC continues reporting very strong retention with 98.1% during the 4th quarter of 2002 as compared to 97.8% in 2001.  For all of 2002, retention was 98.2% compared with 97.8% in 2001.

During the fourth quarter 2002, customer postpaid net additions were 12,475 compared with 11,744 in 2001. Postpaid net adds for all of 2002 were 42,832 as compared to 46,520 in 2001,. Reflecting the growing popularity of wholesale distribution programs, wholesale customers grew by 7,949 during the fourth quarter of 2002 compared with 3,689 in 2001. The growth in the wholesale customer base during the fourth quarter of 2002 more than offset the prepaid customer decline of 848. Wholesale customers at the end of 2002 were 55,700, a 91% increase over the previous year. Prepaid customers declined by 5,803 during 2002. Wireless Alliance accounted for 17,209 of the Company’s 666,673 post and prepaid customers as of December 31, 2002.

Roaming revenue growth

Outcollect minute increases continue to more than offset declines in yield resulting in roaming revenue for the fourth quarter of 2002 increasing 1.5% to $27.3 million. During 2002 roaming revenue increased 5.3% over 2001 to $122.7 million.

ETC opportunity

During the fourth quarter, RCC received Eligible Telecommunications Carrier (“ETC”) approval in Mississippi and Alabama.  In July 2002, RCC received ETC approval in the state of Washington. RCC expects to receive a substantial benefit from its existing ETC eligible customers and plans to improve its distribution systems and networks in these areas to further penetrate the eligible customer base.  RCC also has applications pending in Minnesota, Oregon, Kansas, Maine and Vermont.

Operating cost efficiencies

Network costs for the fourth quarter of 2002 declined 8.3% to $23.6 million compared to $25.8 million in 2001. For the year, network costs declined 4.2% to $97.2 million compared with $101.5 million in 2001. Incollect cost, a component of network costs, declined 9.1% for the fourth quarter to $10.7 million.  For the year, incollect cost declined 5.4% to $47.1 million.

SG&A expense for the fourth quarter decreased 3.4% to $30.2 million. As a percentage of revenues, SG&A decreased to 26.9% from 29.4% in 2001. For the year, SG&A decreased 3.0% to $114.3 million while as a percentage of revenues, SG&A decreased to 24.9% from 26.7% in 2001.  The decrease in SG&A expenses primarily reflects continued focus on organizational efficiencies including cost reduction initiatives together with decreases in bad debt expense.  Bad debt expense for the quarter declined to $2.3 million compared to $4.5 million in 2001 while for the year it declined to $8.0 million from $13.9 million in 2001.

Capital expenditures and network construction

Net capital expenditures were $17.9 million during the quarter compared to $15.3 million in 2001. During the quarter, the Company activated 20 new cell sites bringing the total to 732 compared with 684 at the end of 2001. Net capital expenditures for the year were $59.4 million compared with $46.0 million in 2001.

Compliance with credit facility covenants

At the end of 2002, the Company had $793.8 million outstanding and $258.9 million in availability under its credit facility and is in compliance with all of its bank covenants.

Teleconference

On February 25, 2003 at 8:00 AM CT, a teleconference will be held to discuss RCC’s fourth quarter performance and other financial matters.  To participate in the call, please dial (888) 566-5907, give the operator your name, and identify Richard Ekstrand as the call leader and RCCC as the pass code.  To access a replay of this call through March 6, 2003, dial (800) 925-3968. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

About the Company

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

EBITDA disclosure

EBITDA is not intended to represent an alternative to net income or cash flows from operating, financing or investing activities (as determined in accordance with generally accepted accounting principles) as a measure of performance, and is not representative of funds available for discretionary use due to the RCC’s financing obligations. EBITDA, as defined by the Company, may not be calculated consistently among other companies applying similar reporting measures. EBITDA is included herein because it is a widely accepted financial indicator used by certain investors and financial analysts to assess and compare companies on the basis of operating performance. Management believes that EBITDA provides an important additional perspective on the Company’s operating results, the Company’s ability to service its long- term obligations, the Company’s ability to fund continuing growth, and the Company’s ability to continue as a going concern.

Forward Looking Statements

Statements about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of acquired operations with RCC’s existing operations, the ability to negotiate favorable roaming agreements, the ability to service debt, the resolution of certain network technology issues and other factors discussed from time to time in RCC’s Report on Form 10-K/A for the year ended December 31, 2001 and other filings with the Securities and Exchange Commission.

Contact: Chris Boraas, Investor Relations Director — Equity  (320) 808-2451

 Suzanne Allen, Treasurer — Preferred Securities and Debt (320) 808-2156

World Wide Web address: http://www.rccwireless.com

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RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)
ASSETS

	As of December 31,
	2002	2001
CURRENT ASSETS:
Cash	$53,788	$1,995
Accounts receivable, less allowance of $3,096 and $4,016	46,442	45,279
Inventories	6,624	6,617
Other current assets	3,217	2,408
Total current assets	110,071	56,299
PROPERTY AND EQUIPMENT, less accumulated depreciation of $172,629 and $137,776	240,536	244,980
LICENSES AND OTHER ASSETS:
Licenses, less accumulated amortization of $50,409 and $50,409	618,576	1,030,624
Goodwill, less accumulated amortization of $32,336 and $32,493	369,829	361,184
Customer lists, less accumulated amortization of $66,282 and $45,730	92,748	113,299
Deferred debt issuance costs, less accumulated amortization of $11,427 and $8,306	25,176	22,549
Other assets, less accumulated amortization of $1,432 and $1,230	6,042	7,844
Total licenses and other assets	1,112,371	1,535,500
	$1,462,978	$1,836,779

LIABILITIES AND SHAREHOLDERS’ DEFICIT

	As of December 31,
	2002	2001
CURRENT LIABILITIES:
Accounts payable	$41,633	$35,167
Current portion of long-term debt	42,649	189
Advance billings and customer deposits	10,447	9,315
Accrued interest	18,476	13,033
Dividends payable	6,412	5,710
Other accrued expenses	9,552	11,158
Total current liabilities	129,169	74,572
LONG-TERM LIABILITIES	1,247,424	1,286,301
Total liabilities	1,376,593	1,360,873
REDEEMABLE PREFERRED STOCK	569,500	509,736
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,229 and 11,176 issued	112	112
Class B common stock; $.01 par value; 10,000 shares authorized, 692 and 728 issued	7	7
Additional paid-in capital	192,294	191,964
Accumulated deficit	(669,508)	(213,050)
Accumulated other comprehensive loss	(6,020)	(12,863)
Total shareholders’ deficit	(483,115)	(33,830)
	$1,462,978	$1,836,779

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2002	2001	2002	2001
REVENUES:
Service	$79,598	$75,567	$315,012	$305,988
Roaming	27,286	26,870	122,703	116,541
Equipment	5,501	4,107	20,442	18,627
Total revenues	112,385	106,544	458,157	441,156
OPERATING EXPENSES:
Network costs, excluding depreciation and amortization	23,618	25,756	97,200	101,509
Cost of equipment sales	10,869	6,895	29,184	28,415
Selling, general and administrative	30,230	31,284	114,264	117,855
Depreciation and amortization	20,886	29,147	82,497	112,577
Total operating expenses	85,603	93,082	323,145	360,356
OPERATING INCOME	26,782	13,462	135,012	80,800
OTHER INCOME (EXPENSE):
Interest expense, net	(26,447)	(21,257)	(110,597)	(129,260)
Other	(5)	(761)	66	(752)
Other expense, net	(26,452)	(22,018)	(110,531)	(130,012)
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT ADJUSTMENT	330	(8,556)	24,481	(49,212)
EXTRAORDINARY ITEM - early extinguishment of debt	—	—	(3,319)	—
INCOME (LOSS) BEFORE CUMULATIVE EFFECT ADJUSTMENT	330	(8,556)	21,162	(49,212)
CUMULATIVE EFFECT ADJUSTMENT	—	—	(417,064)	1,621
NET INCOME (LOSS))	330	(8,556)	(395,902)	(47,591)
PREFERRED STOCK DIVIDEND	(15,749)	(14,161)	(60,556)	(54,545)
NET LOSS APPLICABLE TO COMMON SHARES	$(15,419)	$(22,717)	$(456,458)	$(102,136)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	11,921	11,890	11,920	11,865
NET LOSS PER BASIC AND DILUTED SHARE:
Net loss per share applicable to common shares before extraordinary item and cumulative effect adjustment	$(1.29)	$(1.91)	$(3.02)	$(8.74)
Extraordinary item - early extinguishment of debt	—	—	(0.28)	—
Cumulative effect adjustment	—	—	(34.99)	0.13
Net loss per basic and diluted share	$(1.29)	$(1.91)	$(38.29)	$(8.61)
COMPREHENSIVE LOSS:
NET LOSS APPLICABLE TO COMMON SHARES	$(15,419)	$(22,717)	$(456,458)	$(102,136)
Cumulative effect of SFAS No. 133	—	—	—	(5,526)
Mark to market adjustments - financial instruments	2,842	5,006	6,843	(7,337)
TOTAL COMPREHENSIVE LOSS	$(12,577)	$(17,711)	$(449,615)	$(114,999)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	For the years ended December 31,
	2002	2001
OPERATING ACTIVITIES:
Net loss	$(395,902)	$(47,591)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	82,497	112,577
Extraordinary item - early extinguishment of debt	3,319	—
Mark-to-market adjustments - financial instruments	15,104	16,425
Cumulative effect adjustment	417,064	(1,621)
Other	3,209	1,964
Change in other operating elements:
Accounts receivable	(475)	849
Inventories	(7)	292
Other current assets	(809)	605
Accounts payable	6,466	(7,786)
Advance billings and customer deposits	1,112	1,199
Other accrued expenses	6,744	(1,410)
Net cash provided by operating activities	138,322	75,503
INVESTING ACTIVITIES:
Purchases of property and equipment	(59,835)	(45,979)
Proceeds from disposal of property and equipment	462	—
Purchases of wireless properties, net of cash acquired	—	(178,566)
Proceeds from sale of properties	650	48,929
Other	37	1,080
Net cash used in investing activities	(58,686)	(174,536)
FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	330	1,214
Proceeds from issuance of long-term debt	362,550	349,344
Repayments of long-term debt	(380,401)	(256,089)
Proceeds from swaption	—	8,720
Payments of debt issuance costs	(10,322)	(4,366)
Net cash (used in) provided by financing activities	(27,843)	98,823
NET INCREASE (DECREASE) IN CASH	51,793	(210)

CASH, at beginning of year	1,995	2,205

CASH, at end of year	$53,788	$1,995

Consolidated Operating Data (Unaudited):	Three months ended December 31,		Year ended December 31,
	2002	2001	2002	2001
	(in thousands, except customer data)
EBITDA(1)	$47,668	$42,609	$217,509	$193,377
Cash interest paid	(21,012)	(20,725)	(86,775)	(116,961)
Net capital expenditures	(17,856)	(15,255)	(59,373)	(45,979)
Free cash flow(2)	$8,800	$6,629	$71,361	$30,437

Penetration(3)(4)	11.3%	10.7%	11.3%	10.7%
Retention(5)	98.1%	97.8%	98.2%	97.8%

Average monthly revenue per customer(6)	$55	$56	$57	$59
Net average monthly revenue per customer, including incollect cost(6)	$49	$49	$51	$51
Acquisition cost per customer(7)	$417	$325	$373	$287
Acquisition cost per customer, excluding phone service depreciation(7)	$353	$281	$299	$258

Customers at period end
Voice:
Postpaid			639,221	599,514
Prepaid			27,452	33,255
Wholesale			55,700	29,139
Total customers			722,373	661,908

POPs(3)
RCC Cellular			5,161,000	5,161,000
Wireless Alliance			732,000	732,000
Total POPs			5,893,000	5,893,000

(1)          EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the wireless industry. EBITDA is not intended to be a performance measure that should be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measure of financial performance under generally accepted accounting principles and does not reflect all expenses of doing business (e.g., interest expense, depreciation). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity. Also, as calculated above, EBITDA may not be directly comparable to similarly titled measures reported by other companies.

(2)          Free cash flow is defined as EBITDA less cash interest paid and net capital expenditures.

(3)          Updated to reflect 2000 U.S. Census Bureau data.

(4)          Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(5)          Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(6)          Determined for each period by dividing the sum of access, airtime, roaming, long distance, features, connection, disconnection, and other revenues for such period by the monthly average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), and dividing that result by the number of months in such period.

(7)          Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.